[X]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE
--------------------------------------------------------------------------------
                              WARBURG PINCUS FUNDS
--------------------------------------------------------------------------------

                           POST-VENTURE CAPITAL FUND
                              VOTE THIS CARD TODAY
         BY MAIL, BY FAX AT 1-212-269-2796, BY PHONE AT 1-800-207-3158
                          OR ON-LINE AT www.warburg.com

CONTROL NUMBER:




Please be sure to sign and date this Proxy.             Date____________________




Shareholder sign here_________________________ Co-owner sign here ______________





                                                         For   Against   Abstain
1. To approve the Agreement and Plan of                  [ ]     [ ]       [ ]
   Reorganization dated as of December 1, 1999 (the
   "Plan") providing that (i) the Fund would transfer to Warburg, Pincus Global Post-Venture Capital
   Fund, Inc. (the "Global Fund") all or substantially all of its assets in exchange for shares of the Global
   Fund and the assumption by the Global Fund of the Fund's liabilities, (ii) such shares of the Global
   Fund would be distributed to shareholders of the Fund in liquidation of the Fund, and (iii) the Fund would subsequently be terminated.




The proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


Mark box at right if an address change or comment has been noted           [  ]
on the reverse side of this card.


RECORD DATE SHARES:




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

                    WARBURG PINCUS POST-VENTURE CAPITAL FUND

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               SPECIAL MEETING OF SHAREHOLDERS - JANUARY 27, 2000

The undersigned hereby appoints Hal Liebes and Michael A. Pignataro, each with the power of substitution, as proxies for the undersigned to vote all shares of the Warburg Pincus Post-Venture Capital Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 466 Lexington Avenue, New York, New York 10017-3147, on Thursday, January 27, 2000 at 3:00 p.m., Eastern time, and at any adjournments thereof.

 UNLESS OTHERWISE SPECIFIED IN THE BOXES PROVIDED, THE UNDERSIGNED'S VOTE WILL
   BE CAST FOR EACH ITEM LISTED ON THE REVERSE SIDE. A PROPERLY EXECUTED PROXY IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED IN FAVOR OF THE PROPOSAL.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.





HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

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